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Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated 31 May, 2010, 21 May, 2009 and 27 May, 2008 with respect to the consolidated financial statements and schedules of Thermon Holdings, LLC included in the Registration Statement (Form S-1) and related Prospectus of Thermon Group Holdings, Inc. for the registration of shares of common stock of Thermon Group Holdings, Inc.

/s/ Bell Partners
Bell Partners
 Chartered Accountants

/s/ TG Rees
TG Rees
 Partner

Level 7, 468 St Kilda Road Melbourne, Victoria—AUSTRALIA
April 18, 2011

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  Exhibit 23.3
Consent of Independent Auditors